Exhibit 11.1



                                  Exhibit 11.1
              Statement Regarding Computation of Per Share Earnings
                    (In thousands, except per share amounts)


                                                             Quarter Ended
                                                               March 31,
                                                      --------------------------
                                                          1996           1995
                                                      --------------------------
 Net Income                                           $    27,352    $    28,507

 Weighted average number of common stock
  and common stock equivalents outstanding during
  each period-primary                                      45,653         47,230

 Weighted average number of common stock
    and common stock equivalents outstanding during
    each period-fully diluted                              45,782         47,253

 Net earnings per common share-primary                $      0.60    $      0.60
                                                      ===========    ===========

 Net earnings per common share-fully diluted          $      0.60    $      0.60
                                                      ===========    ===========